Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. MCGUIRE, THOMAS E. MORAN and LIZBETH L. WRIGHT his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation, to any and all registration statements and amendments thereto filed with the Securities and Exchange Commission for the purpose of registering debt securities, debt warrants, preferred shares, common shares, contracts to purchase common shares or debt securities or any combination of any of the foregoing, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any registration statement or amendment filed after February 23, 2013.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 25th day of January, 2012.

/s/ Alexander M. Cutler	/s/ Richard H. Fearon

Alexander M. Cutler, Chairman and Chief Executive Officer; President; Principal Executive Officer, Director	Richard H. Fearon, Vice Chairman and Chief Financial and Planning Officer; Principal Financial Officer

/s/ Billie K. Rawot

Billie K. Rawot, Senior Vice President and Controller; Principal Accounting Officer	George S. Barrett, Director

/s/ Todd M. Bluedorn	/s/ Christopher M. Connor

Todd M. Bluedorn, Director	Christopher M. Connor, Director

/s/ Michael J. Critelli	/s/ Charles E. Golden

Michael J. Critelli, Director	Charles E. Golden, Director

/s/ Arthur E. Johnson	/s/ Ned C. Lautenbach

Arthur E. Johnson, Director	Ned C. Lautenbach, Director

/s/ Deborah L. McCoy	/s/ Gregory R. Page

Deborah L. McCoy, Director	Gregory R. Page, Director

/s/ Gary L. Tooker

Gary L. Tooker, Director